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                                                                  Exhibit (p)(2)

                               PEARL MUTUAL FUNDS
                    Code of Ethics for Independent Trustees

 Adopted by the Board of Trustees of Pearl Mutual Funds on September 11, 2000


The Investment Company Act and rules require that Pearl Mutual Funds (the "Trust") establish standards and procedures for the detection and prevention of certain conflicts of interest, including activities by which persons having knowledge of the investments and investment intentions of the Trust might take advantage of that knowledge for their own benefit. This Code of Ethics for Independent Trustees has been adopted by the Trust to meet those concerns and legal requirements.

The Trust's independent Trustees (outside trustees) are those members of the Trust's Board of Trustees who are not affiliated with Pearl Management Company ("PMC"), are not Officers of the Trust, and are not otherwise "interested persons" of PMC. At the date of adoption of this Code of Ethics, the Trust's independent Trustees are John W. Axel, Jeffrey R. Boeyink, Douglas B. Coder, Dr. David N. DeJong, David L. Evans, and Robert W. Toborg.

The Officers of the Trust and of PMC are identical. All references in this Code of Ethics to any Officer include that person as an Officer of both the Trust and PMC and the Officer may act as an Officer of the Trust or of PMC or both.

Any questions about the Code of Ethics or about the applicability of the Code to a Personal Securities Transaction should be directed to the President or Executive Vice President or to the Trust's legal counsel.

I.   STATEMENT OF PRINCIPLE

General Prohibitions. The Investment Company Act and rules make it illegal for any person covered by this Code of Ethics, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Trust, to:

     a.   employ any device, scheme, or artifice to defraud the Trust;

     b. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of circumstances under which they are made, not misleading, or in any way mislead the Trust regarding a material fact;

     c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

     d.   engage in any manipulative practice with respect to the Trust.

Personal Securities Transactions. This Code of Ethics regulates Personal Securities Transactions as a part of the effort by the Trust to detect and prevent conduct that might violate the general prohibitions outlined above. A Personal Securities Transaction is a transaction in a security in which the person subject to this Code has a beneficial interest.

When the phrase "Personal Securities Transaction" is used in this Code, it means Personal Securities Transaction as defined in these paragraphs.

Security is interpreted very broadly for this purpose, and includes any right to acquire any security (an option or warrant, for example).

You have a beneficial interest in a security in which you have, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the security, or in which you have an indirect interest, including beneficial ownership by your spouse or minor children or other dependents living in your household, or your share of securities held by a partnership of which you are a general partner. Technically, the rules under section 16 of the Securities Exchange Act of 1934 will be applied to determine whether you have a beneficial interest in a security (even if the security would not be within the scope of section 16). Examples of beneficial interest are attached as Appendix A.


In any situation where the potential for conflict exists, transactions for the Trust must take precedence over any personal transaction. The people subject to this Code owe a duty to the Trust and its shareholders to conduct their Personal Securities Transactions in a manner which does not interfere with the portfolio transactions of the Trust, otherwise take inappropriate advantage of their relationship with the Trust, or create any actual or potential conflict of interest between their interests and the interests of the Trust and its shareholders.


Situations not specifically governed by this Code of Ethics will be resolved in light of this general principle.

II.  RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

     A. No Transactions with the Trust. No independent Trustee shall knowingly sell to or purchase from the Trust any security or other property, except securities issued by the Trust.

     B. No Conflicting Transactions. No independent Trustee shall purchase or sell any security (other than a security of an open-end investment company) in which such person has or would thereby acquire a beneficial interest which the person knows, or in the ordinary course of fulfilling his duties as a Trustee should know, is being purchased or sold or considered for purchase or sale by the Trust until the Trust's transactions have been completed or consideration of such transactions has been abandoned. If an independent Trustee has such knowledge and is considering a transaction in that security, the independent Trustee is strongly encouraged to contact the President or Executive Vice President prior to the Trustee's transaction to verify that the Trustee's transaction has been completed or its consideration of such transaction has been abandoned.

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III.  COMPLIANCE PROCEDURES

      A. Reporting Personal Securities Transactions. An independent Trustee shall report to the President or Executive Vice President, within ten days after the end of the calendar quarter in which a reportable transaction occurs, any Personal Securities Transaction, in a security other than a security of an open-end investment company, in which the independent Trustee, at the time of the transaction, knew, or in the ordinary course of fulfilling his duties as a Trustee should have known, that on the day of the transaction, or within 15 days before or after that day, a purchase or sale of that security was made by or considered for the Trust.

          For example, if an independent Trustee knows on the date of a
                                                 -----
          purchase of a security (other than a security of an open-end investment company) for his or her own account that the Trust purchased the same security within 15 days before or after the independent Trustee's purchase, the independent Trustee would be required to report his or her purchase transaction to the President or Executive Vice President. No reporting requirement would exist, however, if an independent Trustee purchased a security for his or her own account and subsequently, but within the 15-day reporting period, learned that the Trust was considering a purchase of the same security.

          1.  Time Reports are Due. Reports of Personal Securities Transactions
              --------------------
              required by this section shall be delivered to the President or Executive Vice President within 10 days after the end of the calendar quarter in which the transaction occurred.

          2.  Content and Form of Reports.  Reports of Personal Securities
              ---------------------------
              Transactions may be in any form (including copies of transaction confirmations or monthly brokerage statements) but must include
              (a) the date of the transaction; (b) the title, interest rate and maturity date (if applicable), number of shares, and the principal amount of each security involved; (c) the nature of the transaction (i.e., purchase, sale, gift, or other type of acquisition or disposition); (d) the price at which the transaction was effected; (e) the name of the broker, dealer, or bank with or through which the transaction was effected; (f) the name of the reporting person; and (g) the date the report is submitted.

     B. Review of Transactions. The President or Executive Vice President will review the reported transactions of the independent Trustees for any conflict or potential conflict with the transactions of the Trust.

     C. Certification of Compliance. Each independent Trustee is required to certify annually that he or she has read and understands this Code of Ethics and recognizes that he or she is subject to this Code, and that he or she has reported all Personal Securities Transactions required to be reported under this Code. To accomplish this, the Secretary of the Trust shall annually distribute a copy of the Code and request

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

          certification. The Secretary shall be responsible for ensuring that all personnel comply with the certification requirement.

     D. Review by the Trust's Board. The President and Executive Vice President shall prepare and the Board of Trustees shall consider, prepare an annual report to the Board of Trustees that:

          1. summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

          2. describes issues that arose during the past year under this Code of Ethics or procedures concerning personal investing, including but not limited to information about material violations of this Code and sanctions imposed;

          3. certifies to the Board that the Trust has adopted procedures reasonably necessary to prevent its investment persons and access persons from violating the Code; and

          4. identifies any recommended change in existing restrictions or procedures based upon experience under this Code, evolving industry practices, or developments in applicable laws or regulations.

IV.  EXEMPT TRANSACTIONS

The provisions of this Code of Ethics are intended to restrict the personal investment activities of the independent Trustees only to the extent necessary to accomplish the purposes of the Code. Therefore, the provisions of Sections II and III of this Code shall not apply to:

     A. Purchases or sales effected in any account over which the persons subject to this Code have no direct or indirect influence or control;

     B.   Purchases or sales of:

          1.   U.S. government securities;

          2. shares of open-end investment companies (mutual funds), including but not limited to open-end investment companies that are portfolio funds of the Trust and its Funds (series); and

          3.   bank certificates of deposit or commercial paper.

     C.   Purchases that are part of an automatic dividend reinvestment plan;

     D. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     E. Purchases or sales that receive the prior approval of the President or Executive Vice President because they are not inconsistent with this Code or the provisions of Rule 17j-1 under the

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          Investment Company Act of 1940. A copy of Rule 17j-1 is attached as
          Appendix B.

V.   CONSEQUENCES OF FAILURE TO COMPLY WITH THIS CODE

Compliance with this Code of Ethics is a condition of retention of positions with the Trust. The Trust's Board of Trustees shall determine what action is appropriate for any breach of the provisions of this Code by an independent Trustee, which may include removal from the Board.

Reports filed pursuant to this Code will be maintained in confidence but will be reviewed by PMC or the Trust to verify compliance with this Code. Additional information may be required to clarify the nature of particular transactions.

VI.  RETENTION OF RECORDS

The Secretary shall maintain the records listed below for a period of five years at the Trust's principal place of business in an easily accessible place:

     A. a list of all persons subject to this Code of Ethics during the period;

     B. receipts signed by all persons subject to this Code acknowledging receipt of copies of this Code and acknowledging that they are subject to it;

     C. a copy of each Code of Ethics that has been in effect at any time during the period; and

     D. a copy of each report filed pursuant to this Code and a record of any known violation and action taken as a result thereof during the period.

Adopted and effective September 11, 2000


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                              PEARL MUTUAL FUNDS

                      Annual Code of Ethics Certification
                    Code of Ethics for Independent Trustees


I affirm and certify that:

1. I have received a copy of the Code of Ethics for Independent Trustees of Pearl Mutual Funds, adopted by the Board of Trustees on September 11, 2000, including the attached Appendix A and Appendix B (total 14 pages).

2.  I have read and understand it.

3.  I will comply with the Code in all respects.

I further certify that I have reported all Personal Securities Transactions required to be reported under the Code of Ethics.


Date: ________________, 20__


                                                  ______________________________
                                                  Signature of
                                                  Independent Trustee


                                                  ------------------------------
                                                  Print Name
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                                                                      Appendix A


                        Examples of Beneficial Interest

     For purposes of the Code of Ethics, you will be deemed to have a beneficial interest in a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. Examples of beneficial ownership under this definition include:

 . securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker, or by a relative, executor or administrator) or that you have pledged to another (as security for a loan, for example);

 . securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

 . securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children, descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust;


 . securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and if you have or participate in investment control;

 . securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

 . securities held by a personal holding company controlled by you alone or jointly with others;

 . securities held by (1) your spouse, unless legally separated, or you and your spouse jointly, or (2) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

 . securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

You will not be deemed to have beneficial ownership of securities in the following situations:

                                                                      Appendix A

 .    securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio; and

 .    securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

These examples are not exclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to the President or Executive Vice President.

                                                                      Appendix B


(S) 270.17j-1 Personal investment activities of investment company personnel.

(a)  Definitions. For purposes of this section:

          (1)  Access Person means:

               (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

                    (A) If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

                    (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

               (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

          (2) Advisory Person of a Fund or of a Fund's investment adviser means:

               (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

               (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

          (3) Control has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].

          (4) Covered Security means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:

                    (i)  Direct obligations of the Government of the United
                         States;

                                                                 Appendix B


                    (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                    (iii) Shares issued by open-end Funds.

               (5) Fund means an investment company registered under the Investment Company Act.

               (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

               (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

                    (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

                    (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

               (8) A Limited Offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

               (9) Purchase or sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

               (10) Security Held or to be Acquired by a Fund means:

                    (i) Any Covered Security which, within the most recent 15 days:

                          (A) Is or has been held by the Fund; or

                          (B) Is being or has been considered by the Fund or its
                              investment adviser for purchase by the Fund; and

                    (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

     (b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

          (1)  To employ any device, scheme or artifice to defraud the Fund;

          (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

                                                                 Appendix B


     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (4)  To engage in any manipulative practice with respect to the Fund.

(c)  Code of Ethics.

     (1)  Adoption and Approval of Code of Ethics.

          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this section.

          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

          (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.

     (2) Administration of Code of Ethics.

          (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

          (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

                (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

                                                                      Appendix B


     (3)  Exception for Principal Underwriters. The requirements of paragraphs
          (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

          (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

          (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d)  Reporting Requirements of Access Persons.

     (1) Reports Required. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               (C)  The date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3) The price of the Covered Security at which the transaction was effected;

                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5) The date that the report is submitted by the Access Person.

               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                                                      Appendix B

                         (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                         (2)  The date the account was established; and

                         (3) The date that the report is submitted by the Access Person.

          (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                     (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                     (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                     (C) The date that the report is submitted by the Access Person.

     (2) Exceptions from Reporting Requirements.

               (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

               (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:

                     (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph (d)(1)(iii) of this section; and

                     (B)  A quarterly transaction report under paragraph
                          (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

               (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph
                     (d)(1) of this section if:

                     (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

                     (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

               (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this section if all the information in the report would duplicate information required to be recorded under (S)(S)275.204-2(a)(12) or 275.204-2(a)(13) of this chapter.

                                                                      Appendix B

               (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph
                    (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

          (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
               (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.

          (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

          (5) Beneficial Ownership. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss. 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

     (e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

     (f)  Recordkeeping Requirements.

          (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

               (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

               (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

               (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

               (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

                                                                      Appendix B

               (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph
               (e), for at least five years after the end of the fiscal year in which the approval is granted.